The information contained herein has been prepared solely for the use of
   Greenwich Capital Markets, Inc. and has not been independently verified by Greenwich Capital Markets, Inc. Accordingly, Greenwich Capital Markets, Inc.
   makes no express or implied representations or warranties of any kind and expressly disclaims all liability for any use or misuse of the contents hereof.
 Greenwich Capital Markets, Inc. assumes no responsibility for the accuracy of any material contained herein. This information is furnished to you solely by Greenwich Capital Markets, Inc. and not by the Issuer of the securities or any of its affiliates. Greenwich Capital Markets, Inc. is acting as underwriter and not acting as agent for the Issuer or its affiliates in connection with the proposed transaction.

      The collateral information contained herein will be superseded by the description of the mortgage loans contained in the prospectus supplement. Such information supersedes the information in all prior collateral term sheets, if any.





                              WFMBS 05-14 Aggregate
                               700MM 30YR JUMBO'A'



PASSTHRU :                    5.50%
GWAC :                        5.86%              +/- 5 bps
WAM :                          358               +/- 2 months


WA LTV :                      69%                     max +2%
BALANCE :                     540k Avg                max  565k
OCCUPANCY :                   95% Owner Occ           min  -5%
TYPE :                        92% SFD/PUD             min  -3%
PURPOSE :                     34% Cashout Refi        max +5%
GEOGRAPHICS :                 34% CA                  max 40%
WA FICO :                     743                     min  -5
INTEREST ONLY :               20% Max


SETTLEMENT :                  11/30/05



                             All numbers approximate







                             RBS GREENWICH CAPITAL